Exhibit 5.1

[LETTERHEAD OF KIRKPATRICK & LOCKHART LLP]

September 12, 2003

Genetronics Biomedical Corporation

11199 Sorrento Valley Road

San Diego, CA  92121

Re:

Registration Statement on Form S-3

Registration for resale of 36,067,759 shares of Common Stock issuable upon conversion of Series A Preferred Stock and Series B Preferred Stock and exercise of Warrants to purchase Common Stock

Dear Sirs:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the registration for resale of 36,067,759 shares (the “Shares”) of common stock, $0.001 par value (the “Common Stock”), of Genetronics Biomedical Corporation (the “Company”), which includes (a) 35,911,593 shares of Common Stock issuable upon (i) the conversion of 817 shares of the Company’s Series A Preferred Stock, (ii) the conversion of 750 shares of the Company’s Series B Preferred Stock and (iii) the exercise of warrants to purchase 11,580,643 shares of Common Stock (collectively, the “Convertible Securities”) and (b) 156,166 shares of outstanding Common Stock that were issued in connection with placement agent fees in a private placement completed on July 14, 2003 (the “Private Placement”).  The Convertible Securities were originally issued by the Company in the Private Placement, except for warrants to purchase 60,000 shares of the Company’s Common Stock that were originally issued in January 2003 in connection with a separate bridge loan financing transaction (the “Bridge Financing”).

For purposes of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents

Genetronics Biomedical Corporation

September 12, 2003

submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

On the basis of the foregoing, it is our opinion subject to effectiveness of the Registration Statement with the SEC (such Registration Statement as amended and finally declared effective, and the form of prospectus contained therein or subsequently filed pursuant to Rule 424 under the Securities Act, being hereinafter referred to as the “Registration Statement”) that (a) 156,166 of the Shares of Common Stock are legally issued, fully paid and non-assessable shares of the Common Stock of the Company and (b) upon the conversion or exercise, as the case may be, of the Convertible Securities in accordance with the terms of the documents underlying the Private Placement and the terms of the warrant issued in the Bridge Financing, 35,911,593 of the Shares of Common Stock  will be legally issued, fully paid and non-assessable shares of the Common Stock of the Company.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than the substantive laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We consent to the use of our name under the caption “Legal Matters” in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term expert as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/S/  KIRKPATRICK & LOCKHART LLP

KIRKPATRICK & LOCKHART LLP